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                                                                    Exhibit 23.5


                   [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]


                                   Consent of
                          Keefe, Bruyette & Woods, Inc.


         We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of New York Bancorp Inc. included as Annex E to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                              KEEFE, BRUYETTE & WOODS, INC.

                                              By: /s/ Frank S. Cicero
                                                  ------------------------------
                                                         Frank S. Cicero
                                                         Vice President

Dated: 12/16/97